                                                                  EXHIBIT 10-25


                                                                  FINAL-1/14/82

                                   PIER LEASE


         LEASE made this 18th day of January, 1982, by and between CITY OF PORTLAND ("the City") and BATH IRON WORKS CORPORATION ("B I W") .

         WHEREAS, there is a statewide need to provide for a greater utilization of the State's public ports and harbors and to increase the flow of commerce and to thereby provide enlarged opportunities for gainful employment by the people of Maine and to thus insure the preservation and betterment of the economy of the State and its inhabitants.

         WHEREAS, by Memorandum of Intent dated July 15, 1981, the parties and the State expressed their intention to build and develop comprehensive waterfront port facilities in Portland Harbor within the vicinity of the Maine State Pier and to provide the necessary financing for such facility and to make the same available for use by BIW.

         WHEREAS, the parties believe that the development of such facilities will revitalize the Port of Portland, create new employment opportunities for residents of the State and City, improve a blighted area, support the flow of commerce and strengthen the economic condition of the State and City.

         WHEREAS, in accordance with the terms of a certain Comprehensive Commitment between the parties and the State of Maine, the parties have agreed to develop a port facility to be owned in part by the State and in part by the City, with the City's portion to be leased to BIW in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. PREMISES LEASED. The City does hereby lease to BIW, and BIW does hereby lease from the City, the real estate located at Portland, Cumberland County, Maine and more particularly described on a survey dated October 19, 1981, as revised through November 20,

1981, prepared by H. I. and E. C. Jordan attached hereto as Exhibit A, including all submerged lands shown thereon ("the Premises").

         2. TERM. The term of this Lease shall commence on February 1, 1982 and, except as provided by Paragraphs 19 and 20, shall expire at 11:59 P.M. on December 31, 2001. Prior to the commencement of this Lease, BIW shall have the right to enter upon the Premises for the purposes of making inspections, conducting tests, taking measurements and, in general, gathering information in anticipation of its future occupancy of the Premises, provided that such entry does not materially interfere with any existing use of the Premises.

         3. RENT. Subject to Paragraphs 5 and 6 hereof, BIW shall pay to the City as annual rent for the Premises the amount set forth on the rent schedule attached hereto as Exhibit B. The annual rent shall be payable in advance in equal consecutive monthly installments on the first day of each month. The rent provided hereunder shall be "net" to the City.

         4. SECURITY DEPOSIT. BIW, as security for the payment of rent hereunder, shall deliver to the City the sum of One Hundred and Fifty Thousand Dollars ($150,000.00) on or before the commencement of this Lease. The City shall hold such security deposit for its own use and benefit without accounting to BIW for any earnings thereon until the dates on which it is required to refund such security deposit to BIW. The City shall refund one-half of the security deposit to BIW on or before January 1, 1985 and shall refund the remaining one-half to BIW on or before January 1, 1986. If the City fails to refund the amount of such security deposit to BIW and if BIW is not then in arrears in rent to the City, then BIW, without prejudice to any other remedies which BIW may have against the City, may offset against any amount due the City under this Lease or any other agreement the amount of such security deposit.

         5. RENT CREDIT. BIW has heretofore entered into a lease with the City of a berthing facility in a portion of a building complex formerly known as the "City Hospital." Such lease will provide for the payment by BIW to City of an amount of rent based upon BIW's usage of such facility. If during any calendar year the City's gross revenues from its rental of the berthing facility, including rental income from parties other than BIW from that portion of City Hospital in which the berthing facility is located, exceeds its "operational costs" (as defined in such lease) for such calendar year, then BIW shall accrue for such year a credit equal to the amount of such excess up to the maximum amount stated on Exhibit C attached hereto. The amount of such credit accrued for any calendar year shall be paid by the City to BIW in cash within 60 days after the end of such year, provided that upon the termination of this Lease other than at the end of a calendar year the amounts of such credit accrued for the last partial calendar year shall be paid by the City to BIW within 60 days after termination.

         6. RENT ABATEMENT. Contemporaneously with the execution of this Lease, BIW is entering into an operating agreement with respect to a dry dock owned by the State of Maine ("the Dry Dock Operating Agreement"). The City acknowledges that in entering into this Lease and the Dry Dock Operating Agreement all parties have acted upon the assumption that both the Premises and the Dry Dock and the operations conducted at each will not be subject to any property tax presently collected by the City (or any tax in lieu thereof) so long as they are owned by the City and the State of Maine respectively. Such assumption does not apply to any production equipment or other property which is owned by BIW or which is leased by BIW other than from the City or the State of Maine and which BIW is entitled to remove from the Premises upon the termination or expiration of this Lease. If BIW is required to pay any taxes to the City contrary to the aforesaid assumption, then the amount of rent payable by BIW to the City under Paragraph 3 hereof shall be abated by an amount equal to the amount of any such taxes. If the amount of such taxes exceeds the amount of rent which BIW is required to pay to the City hereunder, then BIW at its option may either terminate this Lease without charge or, if and when it purchases the Premises, apply the aggregate amount of such excess to the option price stated on Exhibit E in reduction thereof.

         7. OPERATING COSTS. It is the intention of the parties that BIW shall pay all operating and other expenses associated with the Premises until such time as this Lease terminates. Accordingly, BIW shall pay all charges for gas, electricity, water, sewer, telephone, and other utilities services used, consumed, furnished, or supplied in connection with its use of the
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Premises, together with all costs of maintenance, repair, insurance, and all other costs associated with the Premises or its operation.

         8. IMPROVEMENTS. The City acknowledges that substantial improvements must be made to the Premises in order to put them into a condition suitable for their intended use by BIW. For such purpose and as partial consideration for the rent stated in Paragraph 3, the City grants to BIW an allowance ("the Improvement Allowance") of Ten Million Four Hundred Thousand Dollars ($10,400,000.00) less the sum of (a) the City's expenses in issuing its bonds used in part to meet its financial commitments hereunder ("the Pier Bonds") and (b) the costs of acquiring the Canadian National Railway Company land and relocating the railroad tracks located thereon. The Improvement Allowance shall be used for the purpose of constructing "Capital Improvements". "Capital Improvements" shall mean expenditures which satisfy the requirements of the Pier Bonds. BIW shall have the right to make Capital Improvements to the Premises on behalf of the City up to the amount of the Improvement Allowance subject only to the following procedures, conditions and limitations:

         (a) The City shall set aside in a separate account ("Capital Improvements Account") an amount of funds not less than the Improvement Allowance. Such funds shall not be used for any purpose other than payment for Capital Improvements except that the City shall have the right to place such funds in such lawful investments as it deems appropriate and to retain the earnings on such investments for its own use and benefit, provided such investments do not adversely affect the availability of such funds when they are needed to pay for Capital Improvements.

         (b) Prior to constructing any improvements for which it requests payment by the City out of the Improvement Allowance, BIW shall submit to the City plans and specifications for such improvements together with an estimate of their costs for the purpose of enabling the City to determine whether or not such improvements constitute "Capital Improvements." Within ten
                 (10) working days after receipt of such plans and specifications, the City shall notify BIW whether in its opinion the proposed improvements constitute Capital Improvements. If, in the reasonable opinion of the City, the proposed improvements do not constitute Capital Improvements, the City may refuse to pay for such improvements out of the Improvement Allowance unless and until BIW obtains an opinion or ruling from either the City's bond counsel or from a court or an administrative agency qualified to render such an opinion or ruling to the effect that such improvements constitute Capital Improvements. The parties stipulate that the proposed improvements to the Premises described on Exhibit D attached hereto constitute Capital Improvements for purposes of this subparagraph (b), with the recognition that Exhibit D is intended to be illustrative and not exhaustive.

         (c) BIW shall have the right to contract for services and materials related to the construction of the Capital Improvements with such parties and upon such terms, including price, as it deems appropriate, provided that, to the extent feasible, BIW shall utilize its government approved procurement system. The cost of any Capital Improvements constructed by BIW's own forces shall be the price therefor established by BIW on the basis of practices usual and customary in the industry and at the request of the City certified as fair and reasonable by a qualified independent professional architect or engineer, as appropriate.

         (d) The City shall disburse funds to BIW from the Capital Improvements Account within ten (10) working days after BIW's submission of a requisition for payment, except that the City shall not be obligated to disburse such funds prior to 30 days after BIW notifies the City of its intention to draw down the funds covered in the requisition. The submission of a requisition for payment shall constitute BIW's warranty that the services or materials for which payment is requested has been performed or delivered in substantial conformity with the plans and specifications previously submitted to City and that the cost thereof (paid or due to be paid) is not less than the amount of the requisition. If City has reasonable cause to believe that BIW has breached its warranty, the City may require that BIW provide further reasonable assurances that the work has been performed in accordance with the aforesaid warranty. A certificate obtained by BIW from an independent professional (e.g. architect, engineer) to the effect that BIW is not in breach of its warranty shall constitute such reasonable assurances.

         (e) City shall have access, at reasonable times and places, to all plans, specifications and cost information pertaining to the construction of the Capital Improvements and may designate a qualified person or persons to observe the construction of the Capital Improvements, provided that such person shall not unduly interfere with the progress of such work and further provided that the City's rights under this subparagraph (e) may be limited or restricted by BIW to the extent required for reasons of national security by the Department of Defense.

         9. USE OF THE PREMISES. The Premises shall be used only in connection with the operation of a shipyard or for allied activities. The City acknowledges that such use is generally consistent with its comprehensive plan but that it may be necessary for BIW, as agent of the City, to obtain various permits, licenses, and approvals under local state and federal ordinances, laws
and regulations in order to implement such use.   City agrees that it will
assist BIW in obtaining any such permits, licenses and approvals to the extent that it is able to render such assistance under applicable law. BIW's use of the Premises shall comply with all valid laws and ordinances of the City, including but not limited to the zoning, site plan, and building code ordinances. Without prejudice to any rights or remedies of the City apart from this Lease, BIW's violation of any such laws or ordinances shall not be deemed a breach of this Lease unless, after BIW has been finally adjudged by a court of competent jurisdiction to have committed such a violation, that violation continues for more than (a) ninety (90) days or, if longer, (b) a reasonable period of time in which to cure such violation, provided BIW is diligently proceeding to cure the violation, and provided that BIW maintains reasonable reserves for the consequences of any such violations.

         10. ALTERATIONS AND MODIFICATIONS. BIW shall not commit or suffer any waste of the Premises. City acknowledges that BIW's intended use of the Premises may require BIW to make alterations and modifications to the Premises from time to time in order to accommodate various kinds of work which it may procure for the facility. BIW shall have the right to make such alterations and modifications to the Premises without the prior consent of the City provided such alterations and modifications are not likely to diminish substantially the value of the Premises, even if they necessitate the demolition of some of the Capital Improvements. If any liens of any nature or description are placed on record against the Premises as a result of the making of any such alterations or modifications to the Premises or the construction of the Capital Improvements, BIW shall take prompt action to discharge or to contest in good faith any and all such liens, and BIW shall indemnify the City and hold it harmless from and against any loss, damage, cost, or expense resulting from any such lien.

         11. ASSIGNMENT AND SUBLETTING. BIW shall be entitled to assign this Lease or sublet the Premises or any part thereof to (a) any parent or subsidiary corporation or any corporation under common control, (b) any corporation with whom BIW may merge or consolidate, (c) any person, firm or corporation to whom BIW may transfer substantially all of that portion of its assets which are located at or on the Premises, or (d) any person, firm or corporation whose business is integrally related to BIW's use of the Premises. BIW shall not assign or sublet to any other party without the City's written consent which shall not be unreasonably withheld or delayed.

         12. REMOVAL OF BIW'S PROPERTY UPON TERMINATION OR EXPIRATION OF LEASE. Upon the termination or expiration of this Lease, BIW shall have the right to remove from the Premises all of its goods and effects, including all inventory, furnishings, trade fixtures, machinery and equipment owned by it or leased by it from any person, firm or corporation other than the City, whether or not such removal injures or damages the Premises, provided that if any such injury or damage impairs the structural integrity of the Premises or otherwise creates a hazard to the public, BIW shall repair or restore the Premises to the extent necessary to eliminate any such impairment or hazard. Notwithstanding anything in this Lease to the contrary, if this

Lease is terminated for any reason prior to December 31, 2001 other than as a result of nonpayment of rent, then BIW shall be entitled to continue in possession of the Premises on a month-to-month basis for an aggregate period of up to one (1) year but not later than December 31, 2001 for the limited purpose of completing any work in process at the Premises and for winding up its operations in an orderly manner. During any such hold over period, BIW shall continue to perform its obligations under this Lease.

         13. CONDEMNATION. If the Premises or any significant portion thereof are taken by eminent domain so as to prevent BIW from continuing to operate the Premises as a shipyard substantially as operated prior to such condemnation, then, at the option of BIW, this Lease shall terminate without payment of any penalty or termination charge and BIW shall be entitled to share in any award of damages made by the condemning authority to the extent of its interest in the Premises.

         14. INSURANCE AND INDEMNITY

         (a) Public Liability. BIW shall, during the construction phase and at all times thereafter during the term of this Lease, carry public liability insurance in amounts reasonably satisfactory to the City, naming the City as an additional insured. In no event shall BIW be required to provide insurance in excess of the City's maximum possible liability under law.

         (b) Property. BIW shall maintain a policy of fire and extended coverage insurance on the Premises in an amount not less than the option price stated on Exhibit E, subject to reasonable self-insured retention levels. Said policy shall name the City as an additional insured but shall provide that the proceeds thereof are payable to BIW. BIW may provide for such coverage by blanket policies insuring it and one or more of its affiliated companies.

         (c) Waiver. Neither BIW nor its agents, contractors, servants, employees or representatives shall be liable to City or to any persons claiming under City, by right of subrogation or otherwise, for any damage to the Premises from fire or any other casualty usually included in the so-called standard "extended coverage" endorsements contained in fire insurance policies written in the State of Maine, whether or not such damage was caused by the negligence of BIW, its agents, contractors, servants, employees or representatives.

                 Similarily, the City shall not be liable to BIW or to any person claiming under BIW by right of subrogation or otherwise for any damage to any property of BIW at or on the Premises from fire or any other casualty usually included in the so-called standard "extended coverage" endorsements as contained in fire insurance policies written in the State of Maine, whether or not such damage was caused by the negligence of City, its agents, contractors, servants, employees or representatives.

         15. BIW INDEMNIFICATION OF CITY. BIW shall indemnify the City and save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable litigation expenses) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by BIW of the Premises or any part thereof or occasioned wholly or in part by any act or omission of BIW, its agents, contractors, employees, servants, lessees or concessionaires. Notwithstanding anything herein to the contrary, BIW shall not be required to indemnify the City nor save it harmless from and against any claims, actions, damages, liability, or expense (including litigation expenses) to the extent they or it arise out of (a) any negligent act or omission of the City, its agents, contractors, employees, servants or representatives, or (b) any act or default of any owner, occupant, tenant or user of any property adjacent to the Premises.

         16. DAMAGE TO THE PREMISES. If the Premises or any part thereof shall be damaged by fire or other casualty, BIW shall give notice thereof to the City. As soon as practical, BIW shall survey the damage to the Premises and determine the estimated cost of repairing such damage. Within a reasonable time thereafter, BIW shall either (a) repair such damage, or (b) exercise its purchase option as provided in Paragraph 20 and apply any insurance proceeds paid to BIW under any policy of fire or extended coverage insurance for the uses and purposes set forth below in the following order of priority: (i) payment of all costs necessary to eliminate any public nuisance and make the Premises reasonably safe, (ii) payment of the option price for the
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Premises, (iii) payment to BIW of an amount equal to the proceeds of such insurance attributable to the loss upon its property and its investment in the Premises, (iv) payment of all costs of cleaning up the Premises to the extent not covered under (i) above, and (v) payment in equal amounts to BIW and the City of any remaining proceeds. BIW shall not be obligated under any circumstances to expend its own funds in excess of any insurance proceeds made available to it for the purpose of repairing any such damage provided BIW has maintained insurance coverage as required by Paragraph 14(b). In repairing any such damage as above provided, BIW shall not be obligated to restore the Premises to the same condition they were in prior to such damage but may undertake such repairs, alterations, modifications or improvements which have, in the reasonable judgment of BIW, an equivalent or greater value to BIW.

         17.     BIW DEFAULT.

                 (a) If BIW defaults in the payment of rent or any other payment or sum required of BIW hereunder and if such default is not cured within 180 days after BIW's receipt of written notice of such default from the City, then the City may, in addition and without prejudice to any other remedies, immediately or at any time thereafter enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to BIW and, after allowing BIW a reasonable opportunity to remove its property from the Premises, repossess the same and expel BIW and those claiming by, through or under BIW and remove its and their effects, and upon such entry or mailing as aforesaid, this Lease shall terminate, BIW hereby waiving all rights of redemption, but BIW shall remain liable as hereinafter provided. All rental payments not paid within 10 days of the date when due shall bear interest at a rate which is two percent in excess of the "prime rate" from time to time charged by Manufacturers Hanover Trust Company of New York, New York. In the event that this Lease is terminated pursuant to the provisions of this Paragraph, BIW shall forthwith pay to the City as damages an amount equal to the sum of (i) the amount of the rent and other payments called for hereunder for the period from the date of such default until the next date as of which BIW would have a right of termination under Paragraph 19 plus (ii) if such next date of termination is the end of 1986, the termination charge provided for in Paragraph 19, subject to any rebate to which BIW may be entitled, less (iii) such rent and other payments as the City shall receive in the good faith fulfillment of its obligation to mitigate damages.

                 (b) If BIW defaults in the performance of any of its covenants, agreements or obligations hereunder other than the payment of rent, the City shall have all rights and remedies available to it under law or equity, other than the right to terminate this Lease, and, without limiting the foregoing, shall be entitled to obtain either (i) an injunction from a court of competent jurisdiction compelling BIW to cure such default forthwith and to post a bond in an amount approximating the damages which the court determines that the City is likely to sustain as a result of such breach. If BIW violates any such injunction the City, in addition to other available remedies, at any time following the expiration of sixty (60) days from the date on which BIW received written notice of such violation, may enter into and upon the Premises or any part hereof in the name of the whole or mail a notice of termination addressed to BIW and repossess the same and expel BIW and those claiming by, through or under BIW and remove its and their effects, and upon such entry or mailing as aforesaid, this Lease shall terminate, BIW hereby waiving all rights of redemption. If the City commences an action against BIW for the purpose of enforcing its rights hereunder and obtains a final judgment against BIW, the City shall be entitled to recovery from BIW, in addition to any other amounts stated herein, that portion of its reasonable expenses, including attorneys' fees, fairly attributable to such final judgment.

                          Except in the case of default for nonpayment of rent,
if BIW is in default under this Lease and if the City has not then repossessed the Premises, BIW shall have the right to cure such default by exercising its purchase option as provided in Paragraph 20 and, if it exercises such option, then the City shall not be entitled to any damages as a result of such default.

         18. CITY'S COVENANT OF QUIET ENJOYMENT. Upon payment by BIW of the rent herein provided and upon the observance and performance of all the covenants, terms and conditions on BIW's part to be observed and performed, BIW shall peaceably and quietly hold and enjoy the Premises for the term hereof without hindrance or interruption by the City or any person or persons claiming by, through or under the City. The City will use its best efforts to prevent the use of the westerly portion of the Maine State Pier which is located adjacent to the Premises in a manner which would interfere with or create a hazard to BIW's operations upon the Premises and the City will include a provision for the benefit of BIW in any leases of such adjacent property calculated to prohibit any such use.

         19. RIGHT OF TERMINATION. BIW shall have the right to terminate this Lease at the end of 1986, 1991 and 1996 upon not less than thirty (30) days written notice to the City. If BIW exercises its right of termination effective at the end of 1986, it shall pay to the City, within thirty (30) days thereafter, a termination charge of $1,630,000 in lieu of any and all other amounts due hereunder. The City shall rebate to BIW out of any funds which it may receive from the State of Maine from a sale or other disposition (including lease) of the drydock facility referred to in Paragraph 6 within thirty (30) days after its actual receipt of such funds the amount of such funds in excess of the amount required to fund in full the retirement of its Pier Bonds through a sinking fund, such rebate not to exceed $1,630,000. BIW shall have the right to terminate the Lease at the end of 1991 or 1996 without payment of any penalty or termination charge.

         20. PURCHASE OPTION. At any time during the term of this Lease, BIW, at its option, may purchase the Premises from the City for the option price stated on Exhibit E attached hereto. If BIW exercises its option to purchase the Premises, the City, within 30 days thereafter, shall convey the Premises to BIW by means of quit claim deed with covenant, in form acceptable to counsel for BIW, free and clear of all encumbrances except such encumbrances as exist of record or are known to BIW on the commencement of the term of this Lease. If, in the opinion of BIW's counsel, the City is not able to deliver good and merchantable title to the Premises, then, the City shall use its best efforts at its own expense to cure such title defects as may exist. If for any reason the City is unable to cure such title defects, BIW may elect to close the transaction notwithstanding them; provided, however, that there shall be no abatement of the purchase price by reason of such defects. The option price for the Premises shall be paid in full to the City by

BIW at the closing by bank or certified check. There shall be no pro-rations except for the amount of rent payable by BIW to City under Paragraph 3 hereof.

         21. OPTION TO RENEW. If BIW desires to extend or renew this Lease, it shall give written notice of its desire not less than 180 days prior to expiration of the primary term hereof, and if the City is agreeable, the parties shall negotiate such an extension or renewal on mutually acceptable terms.

         22. NOTICES. Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States certified mail, postage prepaid and shall be addressed (a) if to the City, City of Portland, 389 Congress Street, Portland, Maine 04101, Attention: City Manager, with a copy sent to the same address
Attention: Corporation Counsel, and (b) if to BIW at 700 Washington Street, Bath, ME 04530, Attention: Corporate Secretary and at such other addresses as the parties shall designate by written notice in accordance with this Paragraph, with copies thereof to the State, Department of Transportation, Augusta, ME 04333, Attention: Commissioner.

         23. FORCE MAJEURE. Neither party shall be liable for its failure to perform its respective obligations under this Lease, if prevented from so doing by any cause beyond the reasonable control of such party such as, but not limited to, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability, by the exercise of reasonable diligence, to obtain supplies, parts, or employees necessary to perform such obligations, or because of war or other emergency, or for any cause due to any act or neglect of the other party hereto, or its servants, agents, employees or any assignee, sublessee, or successor in interest to such other party. The time within which such obligations shall be performed shall be extended for a period of time equivalent to the delay from such cause. This Paragraph 23 shall not modify BIW's obligation to pay rent as otherwise provided by this Agreement or by law.

         24.     MISCELLANEOUS.

                 (a) The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of this Lease, nor in any way affect this Lease.

                 (b) This Lease shall not be recorded, but each party agrees, at the request of the other, to enter into a mutually satisfactory Memorandum of Lease in recordable form.

                 (c) This Lease, including the Exhibits attached hereto and the Comprehensive Commitment, including the Exhibits attached hereto, constitute the complete and exclusive statement of the agreement of the parties as to the subject matter hereof.

                 (d) This Lease cannot be amended except by written instrument executed by both the City and BIW.

                 (e) This Lease shall be construed and enforced in accordance with the laws of the State of Maine.

         25. SUCCESSORS AND ASSIGNS.       The provisions of this Lease shall
be binding upon and inure to the benefit of the respective successors and assigns of the City and BIW provided that during the term of this Lease the City shall not voluntarily transfer, assign, pledge or otherwise encumber its ownership interest in the Premises other than a transfer to the State of Maine pursuant to the terms of the Purchase and Sale Agreement.

         IN WITNESS WHEREOF, the City and BIW have executed this Lease as of the date first above written.

CITY OF PORTLAND

/s/ Ann A. Madigan
--------------------
Witness

/s/ David Laurie
--------------------
Corporate Counsel


/s/ Stephen T. Honey
--------------------
City Manager

BATH IRON WORKS CORPORATION


/s/ F. James Gardner
--------------------
Witness

/s/ John Sullivan
---------------------------
Chairman of the Board
and Chief Executive Officer

                                  EXHIBIT B
                                RENT SCHEDULE
                              (Year of Payment)

                                  (in 000's)


    1982     1983     1984      1985     1986     1987     1988     1989     1990     1991
  $  661   $  695   $  710    $1,006   $1,026   $1,046   $1,168   $1,192   $1,226   $1,245

    1992     1993     1994      1995     1996     1997     1998     1999     2000     2001
  $1,300   $1,300   $1,300    $1,350   $1,350   $1,400   $1,400   $1,400   $1,400   $1,400

                                  EXHIBIT C
                         MAXIMUM RENT CREDIT SCHEDULE
                              (Year of Accrual)

                                  (in 000's)

    1982     1983     1984      1985     1986     1987     1988     1989     1990     1991
    $161     $195     $210      $256     $276     $296     $318     $342     $376     $395

    1992     1993     1994      1995     1996     1997     1998     1999     2000     2001
    $400     $400     $400      $400     $400     $400     $400     $400     $400     $400

                                   EXHIBIT D
                              CAPITAL IMPROVEMENTS


MAINE STATE PIER
                 -        Provide Services:

                          -       Electrical Power          2-3000 KVA
                          -       Steam                     10-15000#/hr., 200 PSI
                          -       Gases                     Mapp, Oxygen, Hel.Arg., CO 2
                          -       Compress Air              10-1500 CFM, 125 PSIG
                          -       Potable Water             250 GPM
                          -       Fire Pumps                15-2500 GPM
                          -       Sewerage Collection connected to the city sewerage system.

                 -        Rebuild/Expand Pier to Accommodate 25 Ton Crane

                 - Provide 40,000 sq. ft. of Converted Warehouse for Shop Use with 5 Ton Bridge and utilities.

                 -        Provide Security fencing for area.

                 -        Provide 5000 sq. ft.  Improved Office Area Ready for
                          Occupancy.

NEW PIER
                 - Construct Pier Parallelto Maine State Pier for Drydock and a Berth for Ships on Opposite Side

                 -        Provide Services:

                          -       Electrical Power          3-5000 KVA
                          -       Steam                     15-25,000#/hr., 200 PSI
                          -       Gases                     Mapp, Oxygen, Hel.Arg., CO 2
                          -       Compressed Air            1500-2500 CFM, 125 PSIG
                          -       Potable Water             500 GPM
                          -       Fire Pumps                25-4000 GPM at 125 PSIG
                          -       Sewerage Collection connected to the city sewerage system.

DREDGING OF AREA AND PILE REMOVAL
                 -        Removal of Existing Piling

                 -        Dredging of Estimated 150,000 cubic yds.

DESIGN AND ENGINEERING
                 -        Provide Soil Study

                 -        Environmental Permit Applications

                 -        Preliminary and Detail Engineering Study

LAND ACQUISITION
                 -        Acquire Canadian National Land

                 -        Relocate Tracks

                                  EXHIBIT E
                            OPTION PRICE SCHEDULE
                              (Year of Purchase)

                                  (in 000's)
      1982       1983       1984      1985       1986       1987       1988      1989       1990       1991
   $15,000    $14,250    $13,500    $1,006    $12,750    $12,000    $10,500    $9,750     $9,000     $8,250

      1992       1993       1994      1995       1996       1997       1998      1999       2000       2001
   $ 7,500    $ 6,750    $ 6,000    $5,443    $ 5,433    $ 5,433    $ 5,433    $5,433     $5,433     $5,433